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                                                                    EXHIBIT 12.2
                             OLYMPIC FINANCIAL LTD.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

                             (DOLLARS IN THOUSANDS)


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
                                              THREE MONTHS ENDED
                                                   MARCH 31,                               YEAR ENDED DECEMBER 31,
                                          --------------------------  --------------------------------------------------------------
                                               1997          1996         1996         1995         1994        1993         1992
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
COMPUTATION OF INCOME:
Income (loss) before income taxes
   and extraordinary item. . . . . . . .    $ (96,097)    $  18,464    $  96,004    $  48,835    $   6,030   $   1,395    $ (1,342)
Capitalized interest . . . . . . . . . .         ----          ----         ----         ----         ----        ----        ----
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
Income (loss) before income taxes
   and capitalized interest. . . . . . .      (96,097)       18,464       96,004       48,835        6,030       1,395      (1,342)
Fixed charges. . . . . . . . . . . . . .        8,562         5,786       26,366       17,784        5,700       1,927         878
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
Total income (loss) for computation. . .    $ (87,535)    $  24,250    $ 122,370    $  66,619    $  11,730   $   3,322    $   (464)
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------

COMPUTATION OF FIXED CHARGES:
Portion of rentals deemed
   representative of interest (a). . . .    $     971     $     271    $   1,173    $     614    $     284    $    129    $     68
INTEREST:
Interest on long-term debt . . . . . . .        6,442         4,738       21,153       15,529        4,885       1,648         702
Interest other than funding of
   purchase of auto loans. . . . . . . .          872           522        2,836          945          116          63          70
Amortization of debt placement . . . . .          277           256        1,204          696          415          87          38
Capitalized interest . . . . . . . . . .         ----          ----         ----         ----         ----        ----        ----
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
Total fixed charges. . . . . . . . . . .    $   8,562     $   5,787    $  26,366    $  17,784    $   5,700    $  1,927    $    878
Preferred stock dividends in a
   pre-tax basis . . . . . . . . . . . .         ----           741        1,829        3,688        3,286         192        ----
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
Total combined fixed charges and
   preferred stock dividends . . . . . .    $   8,562     $   6,528    $  28,195    $  21,472    $   8,986    $  2,119    $    878
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
                                          -------------  -----------  -----------  -----------  -----------  ----------  -----------
Ratio of earnings (deficit) to
   combined fixed charges and
   preferred stock dividends . . . . . .         ----         3.72x        4.34x        3.10x        1.31x       1.57x        ----
Deficiency in earnings to combined
   fixed charges and preferred stock
   dividends . . . . . . . . . . . . . .      (96,097)         ----         ----         ----         ----        ----    $ (1,342)

ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . . .    $   2,913     $     813     $  3,520    $   1,842    $     861    $    391    $    207
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(a)  Portion of rental deemed representative of interest equals one third of rental expense.